Exhibit 99.5

Convertible Note Subscription Agreement

Vast Solar Pty Ltd (ACN 136 258 574)

[               ]

8.3	Jurisdiction	7

8.4	Arbitration	7

8.5	Invalidity	7

8.6	Variation	7

8.7	Cumulative rights	7

8.8	Non-merger	7

8.9	Payments	7

8.10	Counterparts	7

8.11	Further assurances	8

Schedule 1— Dictionary		9

Schedule 2 Form of Draw Down Notice		12

Execution page		13

Date:

Parties

1	Vast Solar Pty Ltd (ACN 136 258 574) of 226-230 Liverpool Street, Darlinghurst NSW 2010, Australia (Company)

2	[ ] (Noteholder)

Background

A	The Company proposes to issue the Notes in accordance with the Note Terms and the Convertible Note Deed Poll.

B	[The Noteholder has agreed to subscribe for its Tranche One Notes.]

C	Subject to certain conditions, the Company may issue the Noteholder with a Draw Down Notice requiring the Noteholder to subscribe for [additional] Notes.

D	By subscribing for Notes, the Noteholder agrees to be bound by the Note Terms.

The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this agreement.

2	Company’s obligations

(a)	Subject to paragraph (c), within 5 Business Days of the beginning of each calendar month, the Company must provide the Noteholder with a monthly forecast prepared by the Company’s management team (and approved by the directors of the Company) which sets out the expected cash balance of the Company as at the end of that calendar month (Cash Flow Forecast).

(b)	If the Cash Flow Forecast indicates that the Company’s month-end cash balance will be less than US$750,000, the Company may issue a Draw Down Notice.

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(c)	The obligation of the Company to provide the Noteholder[s] with the monthly Cash Flow Forecast will end on the earlier of the Tranche Two Completion Date and an Exit Event.

3	Tranche One subscription

3.1	Subscription for Tranche One Notes

Subject to the terms and conditions of this agreement[, if the Company issues the Noteholder with a Drawn Down Notice], the Noteholder must subscribe for the Tranche One Notes and the Company must issue the Tranche One Notes to the Noteholder:

(a)	for the Tranche One Subscription Amount;

(b)	on the Tranche One Completion Date;

(c)	free from any Security Interest; and

(d)	on and subject to the Note Terms.

3.2	Conditions precedent

Clause 3.1 and clause 3.5 are not binding until:

(a)	the parties have executed the Investor Deed and it has not been terminated, rescinded or amended without the consent of the Noteholder; and

(b)	[the Company has issued the Noteholder with a Drawn Down Notice for Tranche One Notes; and

(c)	Nabors Lux 2 S.a.r.l. has subscribed for 2,500,000 Notes as a face value of US $1 per Note; and]

(d)	the Noteholder has paid to the Company the Tranche One Subscription Amount in accordance with clause 3.4.

3.3	Tranche One Completion Date

Subject to clause 3.2, Tranche One Completion must take place at 11:00am (Sydney time) at the offices of the Company on the date [that is 10 Business Days after the Draw Down Notice is delivered to the Noteholder] [of this agreement], or any other time and place agreed between the Company and the Noteholder.

3.4	Noteholder’s obligations at Tranche One Completion

At Tranche One Completion, the Noteholder must:

(a)	subscribe for and accept the issue of the Tranche One Notes; and

(b)	pay to the Company (or as it directs) the Tranche One Subscription Amount in Immediately Available Funds.

3.5	Company’s obligations at Tranche One Completion

(a)	At or before Tranche One Completion, the Company must ensure that the directors of the Company hold a meeting at which the directors resolve to allot and issue the Tranche One Notes to the Noteholder in consideration for the Tranche One Subscription Amount.

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(b)	At Tranche One Completion, the Company must:

(i)	issue the Tranche One Notes to the Noteholder; and

(i)	record the Noteholder as the holder of the Tranche One Notes in the Register (as defined in the Convertible Note Deed Poll).

3.6	Interdependence of Tranche One Completion obligations

(a)	The obligations of the Company and the Noteholder under clauses 3.4 and 3.5 are interdependent.

(b)	Unless otherwise stated, all actions required to be performed by a party at Tranche One Completion are taken to have occurred simultaneously on the Tranche One Completion Date.

(c)	Tranche One Completion will not occur unless all of the obligations of the Company and the Noteholder under clauses 3.4 and 3.5 are complied with and are fully effective.

3.7	Agreement to serve as application

This agreement serves as an application by the Noteholder for the issue of its Tranche One Notes on the Tranche One Completion Date on the terms of this agreement and the Note Terms and accordingly it will not be necessary for the Noteholder to provide a separate (additional) application on or prior to the Tranche One Completion Date.

4	Tranche Two subscription

4.1	Subscription for Tranche Two Notes

Subject to the terms and conditions of this agreement, if the Company issues the Noteholder with a Draw Down Notice, the Noteholder must subscribe for the Tranche Two Notes and the Company must issue the Tranche Two Notes to the Noteholder:

(a)	for the Tranche Two Subscription Amount;

(b)	on the Tranche Two Completion Date;

(c)	free from any Security Interest; and

(d)	on and subject to the Note Terms.

4.2	Conditions precedent

Clause 4.1 and 4.5 are not binding until:

(a)	the parties have executed the Investor Deed and it has not been terminated, rescinded or amended without the consent of the Noteholder;

(b)	the Company has executed the Convertible Note Deed Poll, and a certified copy is delivered to the Noteholder, and it has not been terminated, rescinded or amended without the consent of the Noteholder;

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(c)	[Noteholder] has subscribed for, in aggregate, [ ] Notes at a face value of US$1 per Note, and the full amount of such [Notes] (including [any] capitalized interest) [Notes] remains outstanding;

(d)	the Company has issued the Noteholder with a Draw Down Notice [for Tranche Two Notes]; and

(e)	the Noteholder has paid to the Company the Tranche Two Subscription Amount in accordance with clause 4.4.

4.3	Tranche Two Completion Date

Subject to clause 4.2, Tranche Two Completion must take place at 11:00am (Sydney time) at the offices of the Company on the date that is 10 Business Days after the Draw Down Notice is delivered to the Noteholder, or any other time and place agreed between the Company and the Noteholder.

4.4	Noteholder’s obligations at Tranche Two Completion

At Tranche Two Completion, the Noteholder must:

(a)	subscribe for and accept the issue of the Tranche Two Notes; and

(b)	pay to the Company (or as it directs) the Tranche Two Subscription Amount in Immediately Available Funds.

4.5	Company’s obligations at Tranche Two Completion

(a)	At or before Tranche Two Completion, the Company must ensure that the directors of the Company hold a meeting at which the directors resolve to allot and issue the Tranche Two Notes to the Noteholder in consideration for the Tranche Two Subscription Amount.

(b)	At Tranche Two Completion, the Company must:

(i)	issue the Tranche Two Notes to the Noteholder; and

(ii)	record the Noteholder as the holder of the Tranche Two Notes in the Register (as defined in the Convertible Note Deed Poll).

4.6	Agreement to serve as application

This agreement serves as an application by the Noteholder for the issue of its Tranche Two Notes on the Tranche Two Completion Date on the terms of this agreement and the Note Terms and accordingly it will not be necessary for the Noteholder to provide a separate (additional) application on or prior to the Tranche Two Completion Date.

5	Exit Event

If an Exit Event will occur at any time prior to the subscription for and issue of the Tranche Two Notes, then notwithstanding anything else in this agreement, the Noteholder must subscribe for and pay the Tranche [One Subscription Amount and/or the Tranche] [Two Subscription Amount] [(as applicable)], and the Company must issue the [Tranche One] [Tranche Two Notes] to the Noteholder immediately prior to completion of the Exit Event:

(a)	free from any Security Interest; and

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(b)	on and subject to the Note Terms.

6	Warranties

6.1	Company warranties

The Company gives the representations and warranties in clause 19.1 of the Note Terms.

6.2	Relevant Noteholder warranties

The Noteholder gives the representations and warranties in clause 19.2 of the Note Terms.

7	GST

(a)	If GST is or becomes payable on a Supply made under or in connection with this agreement, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(b)	The Additional Amount payable under clause 7(a) is payable at the same time and in the same manner as the Consideration for the Supply but is only payable on receipt of a valid Tax Invoice.

8	General

8.1	Notices

(a)	Any notice or other communication given under this agreement including, but not limited to, a request, demand, consent or approval, to or by the Company or a Noteholder:

(i)	must be in legible writing and in English;

(ii)	must be addressed to the addressee at the address or email address set out below or to any other address or email address a party notifies the other under this clause:

(A)	if to the Company:

Address:	226-230 Liverpool Street,
Darlinghurst NSW 2010
Australia

Attention:	Alec Waugh

Email:	[***]

with a copy (for information purposes only) to David Josselsohn, Partner, Gilbert + Tobin, at djosselsohn@gtlaw.com.au; and

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(B)	if to [a] [the] Noteholder:

Address:

Attention:

Email:

(iii)	must be signed by an officer of a sender which is a body corporate; and

(iv)	must be either:

(A)	delivered by hand or sent by pre-paid ordinary mail (by airmail if sent to or from a place outside Australia) to the addressee’s address; or

(B)	sent by email to the addressee’s email address; and

(v)	is deemed to be received by the addressee in accordance with clause 8.1(b).

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(i)	if sent by hand, when delivered to the addressee;

(ii)	if by post:

(A)	mailed within Australia, five Business Days after and including the date of postage/on delivery to the addressee; or

(B)	mailed from Australia to a location outside of Australia, 10 Business Days after and including the date of postage/one delivery to the addressee; and

(iii)	if sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	5 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first,

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00pm (addressee's time) it is regarded as received at 9.00am on the following Business Day.

(c)	In this clause a reference to an addressee includes a reference to an addressee's officers, agents or employees or a person reasonably believed by the sender to be an officer, agent or employee of the addressee.

8.2	Confidentiality

The Noteholder agrees to comply with [any] [the] terms of the confidentiality [arrangements] [deed] entered into between [AgCentral Pty Ltd] [Nabors Energy Transition Corp.] and the Company [on or about 19 August 2022].

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8.3	Jurisdiction

This agreement is governed by the laws of New South Wales.

8.4	Arbitration

(a)	Any dispute, controversy or claim arising out of, relating to or in connection with this Subscription Agreement, including any question regarding its existence, validity or termination must be referred to and finally resolved by arbitration in accordance with the Singapore International Arbitration Centre Rules (as currently adopted).

(b)	The appointing authority shall be the President of the Court of Arbitration of the Singapore International Arbitration Centre.

8.5	Invalidity

(a)	If a provision of this agreement, or a right or remedy of the Company or a Noteholder is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this agreement in relation to severability, invalidity or unenforceability.

8.6	Variation

No variation of this agreement is effective unless made in writing and signed by each party.

8.7	Cumulative rights

The rights and remedies of a party under this agreement do not exclude any other right or remedy provided by law.

8.8	Non-merger

No provision of this agreement merges on completion of any transaction contemplated by this agreement.

8.9	Payments

A payment which is required to be made under this agreement must be paid in Immediately Available Funds and in US$.

8.10	Counterparts

This agreement may be signed in any number of counterparts and all those counterparts together make one instrument.

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8.11	Further assurances

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

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Schedule 1               —               Dictionary

1	Dictionary

In this agreement:

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.

Convertible Note Deed Poll means the convertible note deed poll executed by the Company on or around the date of this agreement.

Corporations Act means Corporations Act 2001 (Cth).

Draw Down Notice means a notice from the Company to the Noteholder, requiring the Noteholder to subscribe for its Tranche [One Notes or its Tranche] Two Notes [(as applicable)], in the form set out in Schedule 2.

Exit Event has the meaning given in the Convertible Note Deed Poll.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, or semi-governmental judicial, administrative, monetary or fiscal authority, whether stator or not.

GST means goods and services tax under the GST Law.

GST Law has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this agreement.

Investor Deed means the investor deed in relation to the Company, between the Company, [Nabors Lux 2 S.a.r.l.] [AgCentral Pty Ltd] and the Noteholder dated on or about the date of this agreement.

Note Terms means the terms of the Notes described in Schedule 1 of the Convertible Note Deed Poll.

Noteholder means [AgCentral Energy Pty Ltd (CAN 665 472 711) [Nabors Lux 2 S.a.r.l].

Notes means the convertible notes to be issued by the Company under this agreement with the rights described in the Note Terms.

Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, trust, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.

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Tranche One Completion means completion of the subscription for the Tranche One Notes by the Noteholder pursuant to clause [2] [3] of this agreement.

Tranche One Completion Date means the date of Tranche One Completion.

Tranche One Notes means the 2,500,000 Notes to be issued by the Company under clause 3.5(b)(i) of this agreement.

Tranche One Subscription Amount means US$2,500,000, being 2,500,000 Notes multiplied by the Note issue price of US$1 per Note.

Tranche Two Completion means completion of the subscription for the Tranche Two Notes by the Noteholder pursuant to clause 4 of this agreement.

Tranche Two Completion Date means the date of Tranche Two Completion.

Tranche Two Notes means the 2,500,000 Notes to be issued by the Company under clause 4.5(b)(i) of this agreement.

Tranche Two Subscription Amount means US$2,500,000, being 2,500,000 Notes multiplied by the Note issue price of US$1 per Note.

2	Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this agreement;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include all genders;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are they intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

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(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)	this agreement includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in United States dollars;

(g)	an agreement on the part of two or more persons binds them severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day, where relevant to this agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.

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Schedule 2             Form of Draw Down Notice

To:	[ ]

(Noteholder)

Draw Down Notice

We refer to the Convertible Note Subscription Agreement between the Noteholder and Vast Solar Pty Ltd (ACN 136 258 574) dated [insert] 2023 (Subscription Agreement).

(a)	This is a Draw Down Notice.

(b)	We require Noteholder to subscribe for 2,500,000 Convertible Notes with an aggregate value of US$2,500,000 (Subscription).

(c)	This Subscription will be undertaken in accordance with the terms of the Subscription Agreement.

(d)	This Draw Down Notice is irrevocable.

Unless otherwise indicated, capitalised terms used in this Draw Down Notice have the same meaning as in the Subscription Agreement.

Dated:

Executed as a deed poll.

Signed, sealed and delivered by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

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Execution page

Signed as an agreement.

Company

Signed, by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Noteholder

Executed by

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